UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2016

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the authorization granted by the stockholders of BlueLinx Holdings Inc. (the “Company”) at the Company’s Annual Meeting of Stockholders held on May 19, 2016, the Company's Board of Directors has approved a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and a corresponding reduction in the number of authorized common shares, from 200,000,000 shares to 20,000,000 shares. The Company’s authorized number of preferred shares will remain unchanged at 30,000,000 shares.

On June 13, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to implement the Reverse Stock Split effective as of June 13, 2016 at 4:15 p.m. Eastern time (the “Split Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

At the Split Effective Time, all shares of Common Stock issued and outstanding immediately prior to the Split Effective Time will be automatically reclassified into a smaller number of shares such that each ten shares of issued Common Stock immediately prior to the Split Effective Time will be combined and reclassified into one share of Common Stock. No fractional shares will be issued, and in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on the New York Stock Exchange on June 13, 2016. To reflect the Reverse Stock Split, proportional adjustments will be made to the Company’s equity awards and equity compensation plans. The Reverse Stock Split will not affect the par value per share of the Common Stock. Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of any stock certificates and the payment of cash in lieu of fractional shares.

Item 8.01        Other Events

On June 13, 2016, the Company issued a press release announcing the Reverse Stock Split described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated June 13, 2016
99.1	Press release announcing Reverse Stock Split dated June 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Shyam K. Reddy Shyam K. Reddy Senior Vice President, General Counsel, and Corporate Secretary

Dated:  June 13, 2016